ALLSTATE LIFE INSURANCE COMPANY
                                                           LOAN NO. 121-026



        MODIFICATION TO DEED TO SECURE DEBT, ASSIGNMENT OF LEASES, RENTS AND CONTRACTS, SECURITY AGREEMENT AND FIXTURE FILING

     THIS AGREEMENT (the "Modification") is entered into as of the 31st day of October, 1995, by and between HOLCOMB BRIDGE PARTNERS, L.P., a Georgia limited partnership ("Borrower"), and HARRIS TRUST AND SAVINGS BANK as Collateral Agent and Trustee under the Security and Trust Agreement dated as of September 1, 1993 (Northbrook Life Insurance Company, Secured Party and Beneficiary), ("Lender").

                                 RECITALS

     A. Borrower executed that certain Mortgage Note in the original principal amount of $6,700,000.00 dated as of October 5, 1990 (the "Note") in favor of Allstate Life Insurance Company ("Allstate"). The Note is secured by that certain Deed to Secure Debt, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing dated as of October 5, 1990 (the "Security Deed") encumbering certain real property located at 1575 Old Alabama Road and 1005 Holcomb Woods Parkway, in the City of Roswell, County of Fulton, State of Georgia, as more particularly described on Exhibit "A" attached hereto and made a part hereof. The Security Deed was recorded October 10, 1990 in Deed Book 13769, Page 259, in the Official Records of Fulton County. The Note is further secured by that certain Financing Statement on Form WCC-1 filed October 10, 1990 in the office of Fulton County Superior Court Clerk as File No. 746094 and in the office of the Cobb County Superior Court Clerk as File No. 90-9641 (the "Financing Statement"), and certain representations, warranties, covenants and
__________________

[THIS IS AN EXTENSION OF AN EXISTING LOAN FOR WHICH INTANGIBLE TAX HAS ALREADY BEEN PAID]

agreements of Borrower under that certain Borrower's Closing Certificate from Borrower to Allstate dated October 5, 1990 (the "Borrower's Certificate"). The Note, the Security Deed, the Financing Statement and the Borrower's Certificate are sometimes hereinafter collectively referred to as the "Original Loan Documents." All terms not otherwise defined herein shall have the meanings ascribed to them in the Security Deed.

     B. In addition to the Loan Documents, Borrower, Borrower's general partners, individually, have executed and delivered to Allstate that certain Environmental Indemnity Agreement dated as of October 5, 1990 (the "Indemnity").

     C. Allstate has assigned the Original Loan Documents and Indemnity to Lender as evidenced by that certain Assignment of Deed to Secure Debt(s) recorded December 2, 1993 in Book 17559, Page 340.

     D. The original maturity date of the Note is November 1, 1995. The outstanding principal balance on the Note as of November 1, 1995 is scheduled to be $6,700,000.00 ("Outstanding Balance").

     E. Borrower has exercised its option to extend the maturity date of the Note pursuant to the terms and conditions of Paragraph 25 of the Note, and the provisions of the Loan Documents shall be modified to extend the term of the Note to November 1, 2000, modify the interest rate and make other certain modifications.

     F. Concurrently herewith Lender and Borrower have executed (i) a Modification of Mortgage Note; (ii) a Reaffirmation of Environmental Indemnity Agreement; and (iii) reaffirmation of Master Lease. (The within Agreement together with the foregoing agreements collectively the "Modification Documents".)

     G. The Original Loan Documents, the Modification Documents and all other documents executed by Borrower concurrently with or after the execution of this Agreement shall be collectively referred to as the "Loan Documents."

     NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

          1. Section (a) on page 3 of the Security Deed is amended to read as follows:

               (a) The repayment of the indebtedness evidenced by that certain Mortgage Note ("Note") of even date herewith executed by Borrower, and payable to the order of Lender, as amended by that certain Modification of Mortgage Note dated 10/31/95 in the principal sum of SIX MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($6,700,000.00) with interest thereon as provided therein, and all late charges, loan fees, commitment fees, Prepayment Premiums (as described in the Note) and all extensions, renewals, modifications, amendments and replacements thereof;

          2. All references to the Security Deed in the original Security Deed shall include the original Security Deed and this Agreement. All references to the Note in the Security Deed shall include the original Note and the Modification of Mortgage Note.

          3. As modified herein, the Security Deed remains in full force and effect and is hereby ratified and confirmed.

          4. Except as otherwise expressly provided herein, all of the terms and provisions of the Security Deed shall remain unchanged and in full force and effect and are hereby ratified and affirmed.

          5. This Agreement may be executed in one or more counterparts, each of which together shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

     The parties have entered into this Modification as of the date hereinabove set forth.

                              BORROWER

                              HOLCOMB BRIDGE PARTNERS, L.P.,
Signed, sealed and delivered a Georgia limited partnership in the presence of:


_______________________       By:/s/ John M. Barge
Unofficial Witness               --------------------------
                                 John M. Barge, Partner

_______________________       By:/s/ John H. Wagener
Notary Public                    --------------------------
                                 John H. Wagener, Partner



________________________
  (Affix Notary Seal)

                              LENDER

                              HARRIS TRUST AND SAVINGS BANKS as Collateral
                              Agent and Trustee under the Security and Trust Agreement dated as of September 1, 1993 (Northbrook Life Insurance Company, Secured Party and Beneficiary)

                              By: ALLSTATE LIFE INSURANCE COMPANY


Signed, sealed and delivered  By:________________________________
in the presence of:
                              By:________________________________

_____________________________
Unofficial Witness                 ITS AUTHORIZED SIGNATORIES


______________________________
Notary Public


My Commission expires:


______________________________
     (Affix Notary Seal)

                                 EXHIBIT A

ALL THAT TRACT or parcel of land lying and being in Land Lots 612 and 613 of the 1st District, 2nd Section of Fulton County, Georgia, City of Roswell, containing 10.9870 acres, same being more particularly described as follows:

BEGINNING at a point on the southeasterly Right-of-Way Line of Old Alabama Road which point is located south 55 degrees 22 minutes 40 seconds west a distance of 84.50 feet along said Right-of-Way Line from its intersection with the southwesterly Right-of-Way Line of Holcomb Woods Parkway (Ninety (90') foot Right-of-Way) if said Right-of-Way Lines were extended to form an angle instead of a curve; thence traveling along the mitered intersection of said Old Alabama Road and said Holcomb Woods Parkway along a curve to the right an arc distance of 126.58 feet to a point on the southerly Right-of-Way Line of said Holcomb Woods Parkway (said arc being subtended by a chord bearing south 88 degrees 21 minutes 35 seconds east a chord distance of 118.30 feet and having a radius of 100.00 feet); thence continuing along the southerly Right-of-Way Line of said Holcomb Woods Parkway along a curve to the left an arc distance of 185.44 feet to a point on said Right-of-Way Line (said arc being subtended by a chord bearing south 74 degrees 36 minutes 31 seconds east a chord distance of 180.71 feet and having a radius of 235.99 feet); thence continuing along said Right-of-Way Line north 82 degrees 52 minutes 32 seconds east a distance of
140.24 feet to a point on said Right-of-Way Line; thence continuing along said Right-of-Way Line along a curve to the right an arc distance of 181.61 feet to a point on said Right-of-Way Line (said arc being subtended by a chord bearing south 80 degrees 30 minutes 20 seconds east a chord distance of 179.07 feet and having a radius of 313.06 feet); thence continuing along said Right-of-Way Line south 63 degrees 53 minutes 15 seconds east a distance of 145.45 feet to a point on said Right-of-Way Line; thence continuing along said Right-of-Way Line along a curve to the left an arc distance of 29.95 feet to a point on said Right-of-Way Line (said arc being subtended by a chord bearing south 65 degrees 16 minutes 33 seconds east a chord distance of 29.94 feet and having a radius of 617.96 feet); thence leaving said Right-of-Way Line and traveling south 31 degrees 03 minutes 46 seconds west a distance of 205.73 feet to a point; thence traveling south 59 degrees 53 minutes 13 seconds east a distance of 59.43 feet to a point; thence traveling south 31 degrees 00 minutes 38 seconds west a distance of
104.89 feet to a point; thence traveling south 58 degrees 59 minutes 22 seconds east a distance of 129.99 feet to a point; thence traveling south 31 degrees 00 minutes 38 seconds west a distance of 34.50 feet to a point; thence traveling south 84 degrees 58 minutes 59 seconds west a distance of
68.00 feet to a point; thence traveling north 58 degrees 59 minutes 22 seconds west a distance of 175.00 feet to a point; thence traveling south 63 degrees 55 minutes 38 seconds west a distance of 434.80 feet to a point; thence traveling south 31 degrees 00 minutes 38 seconds west a distance of
160.00 feet to a point; thence traveling south 13 degrees 59 minutes 47 seconds east a distance of 28.28 feet to a point on the northeasterly Right-of-Way Line of Holcomb Bridge Road (One Hundred (100') foot Right-of-Way); thence traveling along said Right-of-Way Line north 58 degrees 66 minutes 20 seconds west a distance of 80.07 feet to a point on said Right-of-Way Line; thence leaving said Right-of-Way Line and traveling north 31 degrees 00 minutes 38 seconds east a distance of 166.94 feet to a point; thence traveling north 58 degrees 56 minutes 32 seconds west a distance of 129.89 feet to a point; thence traveling north 67 degrees 15 minutes 05 seconds west a distance of 165.63 feet to a point; thence traveling north 20 degrees 22 minutes 08 seconds east a distance of 85.00 feet to a point; thence traveling north 60 degrees 07 minutes 00 seconds west a distance of 223.02 feet to a point; thence traveling north 13 degrees 18 minutes 26 seconds west a distance of 38.12 feet to a point on the southeasterly Right-of-Way Line of said Old Alabama Road; thence traveling along said Right-of-Way Line along a curve to the right an arc distance of 2.67 feet to a point on said Right-of-Way Line (said arc being subtended by a chord bearing north 48 degrees 20 minutes 54 seconds east a chord distance of 2.67 feet and having a radius of 778.45 feet); thence continuing along said Right-of-Way Line along a curve to the right an arc distance of 38.97 feet to a point on said Right-of-Way Line (said arc being subtended by a chord bearing north 49 degrees 52 minutes 50 seconds east a chord distance of 38.96 feet and having a radius of 778.45 feet); thence continuing along said Right-of-Way Line north 51 degrees 45 minutes 19 seconds east a distance of 163.94 feet to a point on said Right-of-Way Line; thence continuing along said Right-of-Way Line north 55 degrees 22 minutes 40 seconds east a distance of 232.79 feet to a point on said Right-of-Way Line, which point is the TRUE POINT OF BEGINNING.

SHOWN AS TRACT I on that certain Survey entitled "As-Built Survey For:
Holcomb Bridge Partners, L.P., Allstate Life Insurance Company & Ticor Title Insurance Company", prepared by Sunbelt Engineering & Surveying, Inc., stamped by Russell L. Shreeve, Jr., Georgia Registered Land Surveyor No. 2157, dated June 6, 1989, last revised October 3, 1990.

TOGETHER WITH those rights arising under the following:

1. Grant of Slope and Grading Easement from The Prudential Insurance Company of America, a New Jersey corporation, to Jebco Ventures, Inc., a Georgia corporation, dated February 5, 1988, filed for record February 5, 1988 at 3:06 p.m., recorded at Deed Book 11314, Page 13, in the Office of the Clerk of the Superior Court of Fulton County, Georgia.

2. Grant of Slope and Grading Easement from Holcomb Woods Village, a Georgia joint venture composed of Lincoln National Development Corporation, an Indiana corporation, and KHW Associates, Ltd., a Georgia limited partnership having Robert F. Kern as its sole general partner, as tenant-in-common, to Jebco Ventures, Inc., a Georgia corporation, dated January 26, 1988, filed for record February 5, 1988 at 3:06 p.m., recorded at Deed Book 11314, Page 37, aforesaid records.

3. Grant of Storm Sewer Easement by and between The Prudential Insurance Company of America, a New Jersey corporation, Holcomb Woods, Inc., a Georgia non-profit membership corporation, and Jebco Ventures, Inc., a Georgia corporation, dated February 5, 1988, filed for record February 5, 1988 at 3:06 p.m., recorded at Deed Book 11314, Page 45, aforesaid records.

4. Grant of Sanitary Sewer Easements by and between The Prudential Insurance Company of America, a New Jersey corporation, Holcomb Woods, Inc., a Georgia non-profit membership corporation, and Jebco Ventures, Inc., a Georgia corporation, dated February 5, 1988, filed for record February 5, 1988 at 3:06 p.m., recorded at Deed Book 11314, Page 59, aforesaid records.

10/2/90-jeb-RC#2-02831

5. Declaration of Reciprocal Easements dated October 5, 1990 by Holcomb Bridge Partners, L.P. to be recorded in aforesaid records.

                          SECRETARY'S CERTIFICATE

     I, PAUL N. KIERIG, Assistant Secretary of ALLSTATE LIFE INSURANCE COMPANY and NORTHBROOK LIFE INSURANCE COMPANY hereby certify that the following is a true, complete and correct copy of an excerpt from the Security and Trust Agreement, dated as of September 1, 1993 (the "Agreement"), among Allstate Life Insurance Company, an Illinois corporation (the "Grantor"), Northbrook Life Insurance Company, an Illinois corporation (the "Beneficiary"), Dean Witter Reynolds Inc, a Delaware corporation ("DWR"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Trustee"):

     SECTION 5.  Right to Administer Assets.

     (a) The Trustee shall forward all annual and interim stockholder reports, and all proxies and proxy materials, notices, requests for consents and waivers, tenders and all other correspondence relating to the Assets in the Trust Accounts to the Grantor (with copies to the Beneficiary and DWR if reasonably requested). Until such time as a Section 6(f) Notice shall have been delivered to the Trustee, the Grantor shall be entitled to make all decisions an individual owner of the Assets could make with respect to Assets in the Trust, including, but not limited to, voting, proxies, tenders, consents and waivers, but shall make such decisions in good faith and with due regard to the interests of the Beneficiary and to the preservation of the value of the Assets. After delivery of the Section 6(f) notice, the Beneficiary shall have the powers of the Grantor referred to in the preceding sentence and in Section 5(b), below.

     (b) Subject to the foregoing, in the day-to-day management of the Assets, Grantor shall have full authority to execute, on behalf of the Trustee, all consents, waivers, leases, amendments to agreements or any other documentation relating to the administration and management of the Assets. The Trustee, acting on letters of direction from the Grantor, shall have sole authority to sign all bond powers, stock powers, acceptance of tender offers and other documentation which is required to effect the transfer of ownership of any of the Assets. All ancillary documents with respect to such transfers, as well as all other documentation relating to the management or administration of the Assets, shall be executed on behalf of the Trustee by the Grantor. The Trustee shall have no liability whatsoever for any actions taken or not taken by the Grantor.

     I FURTHER CERTIFY that no event has occurred which would permit any party to the Agreement to give a Section 6(f) notice (as defined in the Agreement), and that no such notice has been given by the Beneficiary.

     IN WITNESS WHEREOF, I set my hand and affix the official seals of said Corporations.

                         /s/ Paul N. Kierig
                         ------------------------------
                             Assistant Secretary

Dated:  October 27, 1995

[Corporate Seal]                                           [Corporate Seal]